                                               AMENDMENT NO. 1
                                                    TO THE
                                          DILLARD DEPARTMENT STORES, INC.
                                                 CORPORATE OFFICERS
                                             NON-QUALIFIED PENSION PLAN

         WHEREAS, the Board of Directors of the Company approved the Dillard Department Stores, Inc. Corporate
Officers Non-Qualified Pension Plan on September 1, 1979;

         WHEREAS, the Board of Directors of the Company deem it necessary to amend the Corporate Officers
Non-Qualified Pension Plan as follows:

1.       Section 3 shall be amended in its entirety with respect to individuals who are in the employ of the
              Company or any subsidiary thereof on or after February 1, 2003, to read as follows:

         "3.  PENSION BENEFITS.  Annual pension benefit will be the greater of an amount equal to:

                  (a)      1-1/2% of the average annual pension earnings for the three fiscal years of employment during which annual pension earnings are the highest multiplied by the total years of employment,

                  (b)      1-1/2% of the average annual base salary for the five years of employment ending on
         December 31, 2002, multiplied by the total years of employment ending on December 31, 2002, or

                  (c)      1-2/3% of the average annual base salary for the five years of employment ending on
         December 31, 2002, multiplied by the total years of employment ending on December 31, 2002, less 58% of the individual's primary FICA benefit.

Annual pension earnings for a fiscal year is defined to mean the excess of the sum of base salary and bonus for the fiscal year over the maximum amount of earnings considered wages under Section 3121(a)(1) of the Internal
Revenue Code for the calendar year in which such fiscal year commences. Pension benefits will be paid 1/12 of annual benefit on the first day of each month following retirement. On the third anniversary of the officer's retirement the annual benefit will be adjusted for the increase in an appropriate Consumer Price Index, and each third year anniversary thereafter."

Where not inconsistent herewith, all the terms and provisions of the Dillard Department Stores, Inc. Corporate
Officers Non-Qualified Pension Plan shall remain in full force and effect and the Board of Directors hereby ratifies and confirms the Dillard Department Stores, Inc. Corporate Officers Non-Qualified Pension Plan as amended herein.

IN WITNESS WHEREOF, this Amendment No. 1 is executed on this 16th day of November,
2002.

                                                     DILLARD'S, INC.

                                                     By: /s/ Will D. Davis
                                                     Chairman of the Compensation
                                                     Committee to the Board of Directors